                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         Drexel Bond-Debenture Trading Fund, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of Drexel Bond-Debenture Trading Fund adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                      RESOLVED, that the Corporation's Certificate of
                  Incorporation be amended by adding the following provision, to be designated Article THIRTEENTH:

                           "THIRTEENTH: A director of the Corporation shall have
                  no personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited."

                  SECOND: That thereafter, a regular meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Drexel Bond-Debenture Trading Fund has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert J. Vitale, its President, and Anna M. Bencrowsky, its Assistant Secretary, this 23rd day of July, 1987.



(Corporate Seal)                    By:      /s/ Robert J. Vitale
                                             -----------------------------------
                                                Robert J. Vitale, President

ATTEST:

By:      /s/ Anna M. Bencrowsky
         ---------------------------
         Anna M. Bencrowsky,
         Assistant Secretary